Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197042) of BB&T Corporation of our report dated June 26, 2017 relating to the financial statements of CRC Insurance Services, Inc. 401(k) Profit Sharing Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
June 26, 2017